Exhibit 99.1

Financial Statements

MD ENERGY, LLC

December 31, 2014 and 2013

MD ENERGY, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
MD Energy, LLC

We have audited the accompanying balance sheet of MD Energy, LLC (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, members’ equity, and cash flows for the year  ended December 31, 2014 and for the period from April 8, 2013 (date of inception) through December 31, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal  control over  financial  reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended December 31, 2014 and for the period from April 8, 2013 (date of inception) through December 31, 2013, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 13 to the financial statements, the Company sold substantially all of the assets on March 2, 2015.

/s/ Liggett, Vogt & Webb, P.A.

New York, New York
March 19, 2015

MD ENERGY, LLC
BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$402,890	$377,080
Contracts receivable	968,734	85,166
Note receivable	28,614	-
Prepaid expenses	-	420,500
Costs and estimated earnings in excess of billings	249,867	13,557
Total Current Assets	1,650,105	896,303

Furniture and equipment, net	75,763	2,508

TOTAL ASSETS	$1,725,868	$898,811

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$463,103	$137,326
Billings in excess of costs and estimated earnings	14,758	608,311
Notes payable - current portion	16,885	-
Total Current Liabilities	494,746	745,637
Long-Term Liabilities
Notes payable, net of current portion	59,575	-

Members' Equity	1,171,547	153,174

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,725,868	$898,811

See accompanying notes to financial statements

MD ENERGY, LLC
STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014 AND
PERIOD APRIL 8, 2013 (INCEPTION) TO DECEMBER 31, 2013
	2014	2013

Revenue	$7,179,274	$350,465
Total Revenue	7,179,274	350,465

Cost of Contracts:
Materials	2,541,447	112,750
Labor and subcontracts	2,452,791	133,533
Other costs	651,118	67,973
Total Cost of Revenue	5,645,356	314,256

Gross Profit	1,533,918	36,209

Operating Expenses:
General and administrative expenses	738,178	144,470
Total Operating Expenses	738,178	144,470

INCOME (LOSS) FROM OPERATIONS	795,740	(108,261)

Other income	7,267	-
Income taxes	(800)	(800)

NET INCOME (LOSS)	802,207	(109,061)

Beginning members' equity	153,174	-
Capital contributions	323,000	300,000
Capital distributions	(106,834)	(377,656)

MEMBERS' EQUITY	$1,171,547	$153,174

See accompanying notes to  financial statements

MD ENERGY, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014 AND
PERIOD APRIL 8, 2013 (INCEPTION) TO DECEMBER 31, 2013
	2014	2013
Cash flows from operating activities
Net Income (Loss)	$802,207	$(109,061)
Adjustments to reconcile in net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,537	418
(Increase) in accounts receivable	(883,568)	(85,166)
(Increase) decrease in prepaid expenses	420,500	(420,500)
(Increase) in costs in excess of billing	(236,310)	(13,557)
Increase in accounts payable	325,777	137,326
Increase (decrease) in billings in excess of costs	(593,553)	608,311
Total adjustments	(958,617)	226,832
Net cash provided (used) by operating activities	(156,410)	117,771

Cash flow from investing activities:
Purchase of furniture and equipment	(3,327)	(2,926)
Net cash (used) in investing activities	(3,327)	(2,926)

Cash flow from financing activities:
Member distributions	(106,834)	(37,765)
Member contributions	323,000	300,000
Principal payments on long-term debt	(2,005)
Short-term notes receivable	(28,614)	-
Net cash provided by financing activities	185,547	262,235

Net Increase in cash and equivalents	25,810	377,080
Cash and equivalents, beginning of period	377,080	-
Cash and equivalents end of period	$402,890	$377,080

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest expense	$872	$6
Income Tax	$800	$800

See accompanying notes to financial statements

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1 – NATURE OF OPERATIONS

MD Energy LLC (“the Company”) was formed as a limited liability company under the laws of the State of Nevada on April 8, 2013.  The Company is primarily engaged as a design and build energy contractor and currently specializes in renewable energy with a submarket segment in Solar Photovoltaic and Solar Thermal energy consulting in the Southern California area.

Since the Company is a limited liability company, the accompanying balance sheet and statement of operations will not include compensation for the services of our managing member.  Dependent upon the Company’s cash flow, the managing member will be compensated based upon capital distributions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company's contracts are of one general type, firm fixed-price.  Revenue from contracts is recognized under the percentage-of-completion method of accounting after the contract reaches 10% completion, measured by the percentage of costs incurred to date to management's estimates of total anticipated costs for each contract.  This method is used because management considers expended costs to be the best available measure of progress on these contracts.  No revenue is recognized until the percentage-of-completion reaches 10%.  Contract costs include all direct materials, subcontractor costs, direct labor and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts, which require the revision, become known.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset "costs and estimated earnings in excess of billings" represents recoverable costs and estimated earnings recognized less billings-to-date on all contracts in progress with such an excess.  The liability "billings in excess of costs and estimated earnings" represents the billings-to-date less the recoverable costs and estimated earnings on all contracts in progress with such excess.

Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of contract completion.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts.

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract.

General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

The Company generally provides a warranty for one year.  No warranty reserve is provided because in the opinion of management and based on Company history the amount is immaterial.

Contract Receivable

The Company bills its customers in accordance with contractual agreements.  The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required.  The Company considers contracts and accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.  If amounts become uncollectible, they will be charged to operations when that determination is made. The contract receivable balance was $968,734 and $85,166 at December 31, 2014 and December 31, 2013, respectively.

Furniture and equipment

Furniture and equipment are stated at cost.  Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts.  Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for additions and betterment are capitalized.   Furniture and equipment are depreciated on the straight-line method and include the following categories:

Estimated
Life
Machinery and equipment	5 years
Furniture, fixtures and computer equipment	7 years
Transportation equipment	5 years

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Fair Value of Financial Instruments

The carrying amount of cash, contract receivable and accounts payable, as applicable, approximates fair value due to the short term nature of these items in relation to current market conditions.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value.  This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs.  The three levels of inputs used to measure fair value are as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As of December 31, 2014 and 2013, the Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC Topic 825, Financial instruments.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.  At December 31, 2014 and 2013, there were no cash equivalents.

Income Taxes

The Company has elected to file tax return on a cash basis.  The Company has adopted ASC 740-10, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of accrual financial reporting versus cash basis tax reporting.

Since the Company is a pass through entity, the effect of the timing differences and related deferred tax assets and liabilities at December 31, 2014 and 2013 were deemed to be immaterial.

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Advertising Costs

The Company has the policy of expensing advertising costs as incurred.  The Company advertising costs charged to expense was $4,970.9 and $2,047 at December 31, 2013 and December 31, 2013, respectively.

Use of Estimates

Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures.  Significant items subject to such estimates and assumptions include the allowance for doubtful accounts; recognition of revenue for costs and estimated earnings in excess of billings on uncompleted contract and revenue recognition of contract change order claims. Actual results may differ from those estimates.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Recent Accounting Pronouncements

In May 2014, the FASB and the International Accounting Standards Board jointly issued ASU No. 2014-9, Revenue from Contracts with Customers, which clarifies the principles for recognizing revenue and develops a common revenue standard for US GAAP and International Financial Reporting Standards. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU is effective for public entities for annual and interim periods beginning after December 15, 2016 and for private companies in periods beginning after December 15, 2017. Early adoption is not permitted under US GAAP and retrospective application is permitted, but not required. The Company is currently evaluating the impact of adopting this guidance on its financial position and results of operations.

In June 2014, the FASB issued ASU No. 2014-12 “Compensation – Stock Compensation” (Topic 718). The ASU provides guidance for accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The amendment requires a performance target that affects vesting and that could be achieved after requisite service period be treated as a performance condition. Compensation cost should be recognized in the period in which it becomes probable that such performance condition would be achieved and should represent the compensation cost attributable to the periods for which the requisite service has already been rendered. Those amendments are effective for annual reporting periods beginning after December 15, 2015, and interim periods therein. The Company will adopt ASU No. 2014-12 on January 1, 2016. The Company is currently evaluating the potential impact that adoption may have on our financial statements.

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”.  Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued).  The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted.  The Company is currently evaluating the potential impact that adoption may have on our financial statements.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 - NOTES RECEIVABLE:

As of December 31, 2014, the Company had outstanding unsecured notes receivable totaling $28,614 due from an individual.  The unsecured note is due on December 31, 2014 and are interest only notes at 5% interest per annum.

NOTE 4 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW STATEMENT:

Noncash investing and financing transactions during the period ended December 31, 2014 is as follows:

The purchase of all transportation equipment totaling $78,465 was financed with bank loan.

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5 - CONTRACT RECEIVABLES:

As of December 31, 2014 and December 31, 2013, contract receivables consist of the following:

	December 31,	December 31,
	2014	2013
Currently due:
Contracts in progress	$-	$85,166
Contracts completed	957,382	-
	957,382	85,166
Retention:
Contracts in progress	11,352	-
Total	$968,734	$85,166

NOTE 6 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

	December 31,	December 31,
	2014	2013
Costs and estimated earnings in excess of billings	$249,867	$13,557
Billings in excess of costs and estimated earnings	(14,758)	(608,311)
Net billings in excess of costs and estimated earnings	$235,109	$(594,754)

	December 31,	December 31,
	2014	2013
Costs incurred on uncompleted contracts	$971,646	$313,607
Estimated earnings to date	314,396	36,858
Total costs and estimated earnings	1,286,042	350,465
Less, billings to date	(1,050,933)	(945,219)
Net billings in excess of costs and estimated earnings	$235,109	$(594,754)

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 7 – FURNITURE AND EQUIPMENT:

As of December 31, 2014 and December 31, 2013, furniture and equipment are summarized as follows:

	December 31, 2014	December 31, 2013
Transportation equipment	$78,465	$-
Furniture and equipment	6,253	2,926
	84,718	2,926
Less - accumulated depreciation and amortization	(8,955)	(418)
Furniture and equipment, net	$75,763	$2,508

NOTE 8 – NOTES PAYABLE:

As of December 31, 2014 and December 31, 2013, notes payable are summarized as follows:

	December 31,	December 31,
	2014	2013
Long-term notes payable consist of: the following:
Notes payable, secured by transportation equipment, requiring approximate monthly payments of $326 and $1,162, including principal and interest at various rates of interest per annum. Principal and any accrued interest are payable until September 2019.	$76,460	$-
Less, current portion	(16,885)	-
Long term portion	$59,575	$-

Aggregate maturities of long-term notes payable are as follows:

Years ending December 31,
2015	$16,885
2016	15,992
2017	15,099
2018	14,207
2019	14,277
$76,460

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

Operating Lease

On March 7, 2014, the Company entered into a two year lease agreement for 6,358 square feet of office space in Cucamonga, California at base rent of $3,815 per month through April 6, 2018. The Company previously leased its space on a month-to-month basis.

Rent expense charged to operations for the year ended December 31, 2014 and 2013 was $53,947 and $3,325, respectively.

Project Warranties

Generally, a project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year.  The Company has various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims.

The cost of materials has begun to rise.  It is at least reasonably possible that the cost of materials included in the estimates-to-complete contracts in progress will increase over the next six months.  However, an estimate of the possible increase cannot be made at this time.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company is currently not party to any such legal proceedings that believes will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 10 – CONCENTRATIONS:

Major Customers

The Company has three major customers for the period ended December 31, 2014.  The customers represent 21%, 15%, and 13% of billings in 2014.  The contract receivable balance for the customers was $93,089, $542,271 and $0 at December 30, 2014.

The Company has three major customers for the year ended December 31, 2013.  The customers represent 54%, 23% and 12% of billings in 2013.  The contract receivable balance for the customers was $0, $0 and $11,871 at December 31, 2013.

MD ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 10 – CONCENTRATIONS (CONTINUED):

Major Suppliers

The Company has four major vendors for the year ended December 31, 2014.  The vendors represent 29%, 23%, 13% and 11% of total expenses in 2014.  The accounts payable balance due to the vendors is $325,748, $0, $4,680 and $0 at December 31, 2014. Management believes no risk is present with the vendors due to other suppliers being readily available.

The Company has three major vendors for the year ended December 31, 2013.  The vendors represent 15%, 13% and 12% of total expenses in 2013.  The accounts payable balance due to the vendors is $69,300, $0 and $0 at December 31, 2013.

NOTE 11 - INCOME TAXES:

The Company is a limited liability company and is recognized as a partnership for federal and state income tax purposes.  All items of income and expense are passed through to the members to report on their individual income tax returns.  The Company incurs and pays no income tax.  For the year ended December 31, 2014 and 2013 income tax expense consists of state franchise taxes of $800.

NOTE 12 - PROFIT SHARING PLAN:

Effective October 7, 2013, the Company adopted a qualified profit sharing plan with a 401 (k) deferred compensation provision.  All employees are eligible to participate in the Company's profit sharing plan and 401(k) plan when they reach an entry date of the plan coinciding with or next following their date of hire. The Company contributions to the plan are discretionary matching equal to a percentage of the amount of the salary deduction an employee elects to defer, to be determined each year by the Company.  The Company elected to match 100% of employee-deferred salary up to 4% of employee deferrals.  The Company may make a discretionary profit sharing contribution to be determined each year by the Company. The Company made no discretionary profit sharing contributions in 2014 and 2013.  For the year ended December 31, 2014 and 2013, the matching expense allocated to general and administrative expenses for the plan were $4,243 and $4,000, respectively.

NOTE 13 - SUBSEQUENT EVENTS:

Management has evaluated subsequent events through March 19, 2015, the date on which the financial statements were available to be issued.

On February 28, 2015, the Company closed an Asset Purchase Agreement with Solar3D Inc. (“the Buyer”) for the sale and purchase of substantially all of the Company’s assets. As consideration for the sale of all of the Company’s assets, the Buyer will pay $3,500,000 plus or minus the applicable working capital surplus or working capital deficit. The Buyer will also assume the liabilities to the extent from goods or services received by the Buyer on or after the closing. The Buyer will pay $850,000  in cash, and $2,650,000 of which is payable in installments over a period of five years after the closing date, pursuant to a convertible promissory note bearing simple interest at the rate of 4% per annum.